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                                THE PARTS SOURCE, INC.


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                            REGISTRATION RIGHTS AGREEMENT


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                      DATED AS OF _______________________, 1996




















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                            REGISTRATION RIGHTS AGREEMENT


                                  TABLE OF CONTENTS



SECTION                                                         PAGE
-------                                                         ----

Section 1     DEFINTIONS                                          1


Section 2     REGISTRATION

        2.1   Registration on Request                             2
        2.2   Incidental Registration                             4
        2.3   Registration Procedures                             5
        2.4   Underwritten Offering                               8
        2.5   Preparation; Reasonable Investigation               9
        2.6   Other Registrations                                 9
        2.7   Indemnification                                    10


Section 3     MISCELLANEOUS

        3.1   Rule 144; Legended Securities; Form S-8            13
        3.2   Amendments and Waivers                             13
        3.3   Successors, Assigns and Transferees                13
        3.4   Notices                                            13
        3.5   Descriptive Headings                               15
        3.6   Governing Law                                      15
        3.7   Counterparts                                       15
        3.8   Severability                                       15




                                       I

                            REGISTRATION RIGHTS AGREEMENT



    Registration Rights Agreement, dated as of October 22, 1996, among THE
PARTS SOURCE, INC., a Florida corporation (the "Company"), and AUTOPARTS FINANCE COMPANY, INC., a Delaware corporation ("AFCO").

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following respective meanings:

    "ACQUISITION": The Acquisition of The Parts Source, Inc. pursuant to the Acquisition Agreement.

    "ACQUISITION AGREEMENT": The Asset Purchase Agreement, dated as of __________________, 1996, between The Parts Source, Inc., a Florida corporation, and AFCO.

    "COMMON STOCK": The Class A Common Stock, par value $.01 per share, of the Company.

    "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time.

    "NASD":  National Association of Securities Dealers, Inc.

    "REGISTRABLE SECURITIES": Any Common Stock issued to AFCO pursuant to the terms of the Acquisition Agreement and any securities issued or issuable with respect to any Common Stock (i) by way of stock dividend or stock split,
(ii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iii) otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) Rule 144 (or any successor provision) under the Securities Act shall be available to AFCO for distribution to the public of such portion of the Registrable Securities, (c) subject to the provisions of
Section 3.1(b) hereof, they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

    "REGISTRATION EXPENSES": Any expenses incident to the Company's performance of or compliance with Section 2 hereof, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, fees and other expenses associated with filings with the NASD, all printing expenses, the fees and disbursements of counsel for the Company, but not including (a) the fees and expenses of any "qualified independent underwriters" and its counsel, any fees associated with any special auditing fees or disbursements of any counsel or advisors to AFCO, or (b) any underwriting discounts or commissions or any transfer taxes incurred with respect to the registration of the Registrable Securities pursuant to
Section 2 hereof.

    "SECURITIES ACT": The Federal Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations thereunder which shall be in effect at the time.

    "SECURITIES AND EXCHANGE COMMISSION": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or Exchange Act.

2.  REGISTRATION.

    2.1. (a)  REGISTRATION ON REQUEST:  Subject to the provisions of Section
2.6 hereof, at any time or from time to time commencing a date ("Rights Commencement Date") which is at least 180 calendar days following the Closing Date (as the term "Closing Date" is defined in the Acquisition Agreement upon written notice from AFCO, AFCO shall have the right to make one written request that the Company effect the registration under the Securities Act of all or part of the Registrable Securities of AFCO, which request shall specify the intended method of disposition thereof by AFCO and the Company will thereupon use its best efforts to effect the registration of the Registrable Securities under the Securities Act which the Company has been so requested to register.

Notwithstanding the foregoing or anything set forth elsewhere in this Agreement, if AFCO determines that it will make a demand for registration hereunder or that it will request inclusion in an incidental registration as described in Section
2.2 hereof, Siege shall, before making a demand for registration hereunder, or before its inclusion in an incidental registration as described in Section 2.2 hereof, give the Company notice of its intent to sell Registrable Securities and before any other rights are exercisable by AFCO hereunder or any duties are to be performed by the Company hereunder, the Company shall have fifteen (15) days to find a lawful, alternative method for AFCO to sell the Registrable
Securities within thirty (30) days after the expiration of such fifteen (15) day period. If the Company finds an alternative method and makes such alternative method known to AFCO, provided the method and terms of sale are acceptable to AFCO, AFCO will sell the Registrable Securities by such method and on such terms, whereupon the rights of AFCO hereunder shall, upon the closing of the sale of AFCO's Registrable Securities, terminate, but only with respect to the Registrable Securities so sold in such private placement. If the Company does not advise AFCO of an alternative method for selling the Registrable Securities prior to the expiration of such fifteen (15) day period or if an alternative method is agreed upon within such fifteen (15) day period but the sale cannot reasonably be closed within the thirty (30) day time period described aforesaid, AFCO thereafter may exercise its rights to registration of the Registrable Securities under this Agreement without prejudice. With the exception of the one hundred eighty (180) day period described in Section 2.1(a) hereof, the running of any time period under any other provision of this Agreement shall be tolled for such period during which the Company is seeking an alternative method of selling the Registrable Securities or during which such sale is pending. The Company shall bear all costs and expenses of selling the Registrable Securities pursuant to any alternative method as provided herein except for any customary brokerage fees and expenses, excluding, however, any legal fees and expenses of such broker or agent.

         (b) REGISTRATION STATEMENT FORM. The registration requested pursuant to this Section 2.1 shall be effected by the filing of a registration statement on any of Form S-1, Form S-2, Form S-3, or Form S-4 as chosen by the Company that is reasonably acceptable to AFCO (or any successor form of registration statement or other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted).

         (c) EXPENSES. Provided such registration does not include the use of underwriters, the Company will pay all Registration Expenses in connection with the registration which is effected as requested under subdivision (a) of this Section 2.1, including, without limitation, all amounts in respect of (i) any allocation of salaries of Company personnel or other general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business, but not any expenses of AFCO's personnel or other general overhead expenses of AFCO, (ii) the expenses of any officers' and directors' liability insurance for the Company, (iii) the expense and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed and (iv) all fees associated with filings required to be made with the NASD (but not the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD). If the registration of the Registrable Securities involves the use of an underwriter, AFCO shall bear all expenses associated with an underwritten offer of the Registrable Securities in excess of the cost of an offer without an underwriting of the Registrable Securities, and all Registration Expenses to the extent required to be paid by AFCO by applicable law.

         (d) INCLUSION OF OTHER SECURITIES. The Company may, at its sole option or as may be required pursuant to any agreement with other holders of the Company's securities, register securities (other than Registrable Securities) for sale for the account of the Company or any person other than the Company in the registration of the Registrable Securities. If such registration shall be in connection with an underwritten public offering and the managing underwriters shall advise the Company in writing that in their opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to Section 2.1(a) or pursuant to any other rights granted by the Company to a holder or holders of its securities ("Other Holders") to request or demand such registration or inclusion of any securities in any such registration) exceeds the number of such securities which can be sold in such offering, the Company shall include in such registration the number (if any) of securities of the Company so requested to be included which in the opinion of such underwriters can be sold, and the Registrable Securities requested by AFCO to be included therein and the securities of the Company requested by the Other Holders to be included therein shall be included therein pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such underwritten public offering requested to be included therein).

         (e) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this Section 2.1 will not be deemed to have been effected unless it has become effective for the period specified in Section 2.3(b) hereof, PROVIDED that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal or the inability to proceed by AFCO shall be deemed to have been effected by the Company at the request of AFCO.

    2.2. INCIDENTAL REGISTRATION.     If the Company at any time prior to the
Rights Commencement Date proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to
Section 2.1 hereof), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will each such time give written notice to AFCO, at least thirty
(30) days prior to the date the registration statement for such registration is filed with the Securities and Exchange Commission, of its intention to do so and, upon the written request of AFCO within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by AFCO, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, PROVIDED that:

         (a) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to AFCO and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred to the date of the Company's election to not register the securities), without prejudice, however, to the rights of AFCO to request that such registration be effected as a registration under Section 3.1 hereof; and

         (b) if such registration shall be in connection with an underwritten public offering and the managing underwriters shall advise the Company in writing that in their opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 2.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering, the Company shall include in such registration the number (if any) of securities requested to be included (the "Other Registrable Securities") pursuant to the Registration and Participation Agreement, dated as of November 22, 1989, among the Company and certain of its security holders, as such agreement may be amended, supplemented or otherwise modified from time to time, which in the opinion of such underwriters can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration), including the Registrable Securities, so requested to be included other than Other Registrable Securities unless all Other Registrable Securities requested to be so included are included therein (and, if in the opinion of such underwriters, some but not all of the Other Registrable Securities may be so included, the holders of such Other Registrable Securities shall share pro rata in the number of shares of Other Registrable Securities included in such underwritten public offering on the basis of the number of Other Registrable Securities requested to be included therein), and in the case of a registration initially requested or demanded by a holder or holders of Other Registrable Securities, the Company shall not register Registrable Securities for sale in any such registration unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Other Registrable Securities proposing to sell their shares in such registration. If AFCO requests the incidental registration of any or all of the Registrable Securities pursuant to this Section 2.2 and if, for any reason other than the fault or request of AFCO or the provisions of this Section 2.2(b), any or all of the Registrable Securities requested to be registered in the incidental registration are not so registered, AFCO thereafter shall have the right, without prejudice, to request under this Section 2.2 the incidental registration of such Registrable Securities not so registered provided the same limitations and restrictions set forth in this Section
    2.2 apply in each such request.

The Company and, with respect to an underwritten offering, AFCO, shall pay all Registration Expenses and expenses of an incidental registration of the Registrable Securities under this Section 2.2 in the same manner and to the same extent as provided in Section 2.1(c) with respect to a registration on request.

    2.3 REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company will promptly:

         (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities, make all required filings with the NASD, and use its best efforts to cause such registration statement to become effective;

         (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective, subject, however, to the last paragraph of this Section 2.3;

         (c) furnish to counsel (if any) for AFCO, copies of all documents proposed to be filed with the Securities and Exchange Commission in connection with such registration, which documents will be subject to the review, but not to any demands of such counsel;

         (d) furnish to each seller of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

         (e) use its best efforts to register or qualify such securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

         (f) furnish to each seller a signed counterpart, addressed to the sellers, of

              (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

              (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement,

    covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter delivered to the underwriters in underwritten public offerings of securities;

         (g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

         (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission.

The Company may require AFCO to furnish to the Company such information regarding AFCO as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. AFCO hereby agrees to furnish promptly to the Company all information reasonably requested by the Company or required to be disclosed in order to make the information previously furnished to the Company by AFCO not materially misleading.

    AFCO hereby agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(g) hereof, AFCO will promptly discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until AFCO's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(g) hereof. If so directed by the Company, AFCO will deliver to the Company all copies, other than permanent file copies, then in AFCO's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.3(b) hereof shall be extended by the number of days equal to the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 2.3(g) hereof. The Company hereby represents and agrees that the Common Stock is registered under the Securities Exchange Act of 1934, as amended

("Exchange Act"); as of September 30, 1994, the Company will have been subject to the reporting requirements of the Exchange Act for a period of at least twelve (12) calendar months; the Company has filed in a timely manner all reports required to be filed under the Exchange Act during the period from September 30, 1993 to the date hereof; and the Company will send to AFCO all reports and other documents (without exhibits) filed by the Company with the Securities and Exchange Commission ("SEC") at the same time the Company sends such reports and other documents to the SEC, provided, that the Company will send to AFCO upon AFCO's request copies of all exhibits to such reports and documents.

    2.4. UNDERWRITTEN OFFERING.

         (a) UNDERWRITTEN OFFERINGS EXCLUSIVE. Should AFCO request, pursuant to Section 2.1 hereof, an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration. If AFCO determines, with respect to any such underwritten offering, based on consultation with the managing underwriter or, in an offering which is not underwritten, with an investment banker, that the number of securities to be sold in any such offering should be limited due to market conditions or otherwise, AFCO shall, at its sole option, either (i) limit its sale of Registrable Securities to the number recommended by the managing underwriters or investment banker, as the case may be or (ii) withdraw such registration without prejudice to its right to request a registration under Section 2.1 hereof.

         (b) UNDERWRITING AGREEMENT. If requested by the underwriters for AFCO, if Registrable Securities are to be offered through a registration requested under Section 2.1 hereof, the Company and AFCO shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, AFCO and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7 hereof. AFCO shall be a party to such underwriting agreement and may, at its sole option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of AFCO and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of AFCO.

         (c) SELECTION OF UNDERWRITERS. Whenever a registration requested pursuant to Section 2.1 hereof is for an underwritten offering, the Company and AFCO shall select the managing underwriters mutually agreeable to AFCO and the Company to administer the offering. If in connection with any such underwritten offering, a "qualified independent underwriter" may be required by the rules and regulations of the NASD, such qualified independent underwriter shall be selected by the Company. If the Company at any time proposed to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriters shall be of nationally recognized standing.

         (d) INCIDENTAL UNDERWRITTEN OFFERINGS. Prior to the Rights Commencement Date, subject to the provisions of the proviso to Section 2.2 hereof, and if the Company at any time proposes to register any of its securities under the Securities Act, whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will use its best efforts, if requested by AFCO to arrange for such underwriters to include the Registrable Securities to be offered and sold by AFCO among those to be distributed by such underwriters. AFCO shall be a party to the underwriting agreement.
AFCO shall not be required to make any representations or warranties other than AFCO's intended method of distribution.

         (e) HOLD BACK AGREEMENTS. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, AFCO hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Registrable Securities, and to use AFCO's best efforts not to effect any such public sale or distribution of any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 30 days prior to and 90 days after the effective date of such registration statement, and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a public offering, to enter into a similar agreement with the Company. The Company further agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, within 30 days prior to and 90 days after the effective date of such registration statement (except as part of such underwritten public offering or pursuant to a registration on Form S-4, S-8 or any successor forms).

    2.5. PREPARATION; REASONABLE INVESTIGATION. If AFCO should request the registration of the Registrable Securities pursuant to Section 2.1 hereof, AFCO shall have the right to select legal counsel (who is reasonably acceptable to the Company), provided such counsel's work product is reviewed by separate counsel chosen by the Company before the registration statement for such registration is filed with the Securities and Exchange Commission, with AFCO's counsel making such changes to the registration statement as the Company's separate counsel shall advise, with all legal fees and expenses of AFCO's counsel to be paid by AFCO, and all legal fees and expenses of the Company's separate counsel to be paid by the Company. In addition, in connection with the preparation and filing of a registration statement registering Registrable Securities under the Securities Act, the Company will give AFCO and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statement as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

    2.6. OTHER REGISTRATIONS. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not effect any registration of any of its securities (including Registrable Securities) under the Securities Act, whether of its own accord or at the request or demand of AFCO, until a period of six months shall have lapsed from the effective date of such previous registration; and the Company shall so provide in any registration agreement with respect to any of its securities.

    2.7.     INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section
2.1 or 2.2 hereof, the Company will indemnify and hold harmless AFCO, its directors, officers and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls AFCO or any such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which AFCO or any such director, officer or employee or participating person or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse AFCO and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, PROVIDED that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by AFCO or participating person specifically stating that it is for use in the preparation thereof or arises out of or is based on AFCO's or such participating person's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after the Company has furnished AFCO with a sufficient number of the same; and PROVIDED, FURTHER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and AFCO thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, damage, liability or expense after the Company had furnished AFCO with a significant number of copies of the same or if AFCO received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and AFCO continued to dispose of

Registrable Securities prior to the time of the receipt of either (aa) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (bb) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of AFCO or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by AFCO.

         (b) INDEMNIFICATION BY AFCO. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2.1 or 2.2 hereof, AFCO will indemnify and hold harmless the Company, its directors, officers and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls the Company or any such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or employee or participating person or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and AFCO will reimburse the Company and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, PROVIDED that AFCO shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to AFCO through an instrument duly executed by the Company or participating person specifically stating that it is for use in the preparation thereof or arises out of or is based on the Company's or such participating person's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after AFCO has furnished the Company with a sufficient number of the same; and PROVIDED, FURTHER, that AFCO shall not be liable in any such case to the extent that any such loss, claim, damage or liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the Company thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, damage, liability or expense after AFCO had furnished the Company with a significant number of copies of the same or if the Company received notice from AFCO of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the Company continued to dispose of Registrable Securities prior to the time of the receipt of either
(aa) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (bb) a notice from AFCO that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by the Company.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, PROVIDED that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is thus advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

         (d) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Section 2.7 (with appropriate modifications) shall be given by the Company and AFCO with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation or governmental authority other than the Securities Act.

         (e) OTHER REMEDIES. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless and indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the other hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this clause (e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 2.7 if such indemnification were enforceable under applicable law.

3.  MISCELLANEOUS.

    3.1.     RULE 144; LEGENDED SECURITIES; FORM S-8.

         (a) The Company, in compliance with Section 12 of the Exchange Act, covenants that it will continue to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder to enable AFCO to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by
(i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, without giving effect to Rule 144A, or (ii) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

         (b) The Company agrees and AFCO understands that the Company will not issue original or replacement certificates for shares of Registrable Securities without a legend restricting further transfer unless such shares have been sold to the public pursuant to an effective registration statement under the Securities Act or Rule 144 thereunder, or unless otherwise permitted under the Securities Act.

    3.2 AMENDMENTS AND WAIVERS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of AFCO.

    3.3 SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement and the rights hereunder shall l be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

    3.4 NOTICES. All notices, requests, demands or other communications provided for hereunder shall be in writing and shall be deemed to have been duly given to any party (i) when delivered personally (by courier service or otherwise), (ii) when delivered by telex and confirmed by receipt of the proper telex answer back, (iii) five days after being mailed by first class mail, postage prepaid (registered or certified mail, return receipt requested), (iv) when receipt acknowledged, if telecopied, or
(v) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, in each case to the applicable address set forth below, or to such other address as such party may have designated to the other in writing,

              The Parts Source, Inc.
              1751 S. Missouri
              Clearwater, FL 34616
              Attn: Thomas D. Cox, President

or at such other address or addresses as the Company may have designated in writing to the Company. A copy of any notice or other communication given under the Agreement shall also be given to:

              Schifino & Fleischer, P.A.
              201 North Franklin Street
              One Tampa City Center, Suite 2700
              Tampa, Florida 33206
              Attn: William Schifino, Esquire

All notices to AFCO shall be sent to:

              Autoparts Finance Company, Inc.
              c/o A.P.S., Inc.
              15710 John F. Kennedy Boulevard
              Suite 700
              Houston, Texas 77032-2347
              Attn: Vice President & General Counsel

or at such other address or addresses as AFCO may have designated in writing to the Company.

A copy of any notice or other communication given under the Agreement shall also be given to:

              ------------------------------
              ------------------------------
              ------------------------------
              ------------------------------

    3.5. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    3.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without regard to principles of conflicts of laws.

    3.7. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

    3.8. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

    IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                  THE PARTS SOURCE, INC.

                                  By: /s/  Thomas D. Cox
                                     ----------------------------------------
                                  Name: Thomas D. Cox
                                        -------------------------------------
                                  Title: President
                                        -------------------------------------

                                  AUTOPARTS FINANCE COMPANY, INC.

                                  By: /s/ E. Eugene Lauver
                                     ----------------------------------------
                                  Name: E. Eugene Lauver
                                        -------------------------------------
                                  Title: Vice President
                                         ------------------------------------

                        SCHEDULE A

                   CAPITAL STOCK SUMMARY
                    AT OCTOBER 16, 1996

Common Stock
------------

     Authorized:       10,000,000 shs.
     Outstanding:       3,185,000 shs.

Preferred Stock
---------------

     Authorized:        2,000,000 shs.
     Outstanding:       None

Stock Options
-------------

     Authorized:          175,000 shs.
     Outstanding:         130,000 shs.

Stock Warrants
--------------

     Outstanding:       Five year warrants to purchase 110,000 shares of
                        Common Stock at $11.20 per share.





The Parts Source, Inc.